• general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe and the impact of recent market disruptions in China; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, and cash flow reassessments may reduce NIM and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cyber-security risks, including "denial of service," "hacking" and "identity theft," could adversely affect our business and financial performance or our reputation, and we could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of domestic or foreign terrorism, could have an adverse effect on BB&T in that such events could materially disrupt BB&T's operations or the ability or willingness of BB&T's customers to access the financial services BB&T offers; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expected; • higher than expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial conditions and results of operations. This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding BB&T’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. BB&T’s actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates,” "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," “should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Forward-Looking Information This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release: • Tangible common equity and related ratios are non-GAAP measures. The return on average risk-weighted assets is a non-GAAP measure. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes that investors may find them useful in their analysis of the Corporation. • The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adjusted to remove the impact of loans that are or were covered by FDIC loss sharing agreements and purchased credit impaired ("PCI") loans. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting. • Adjusted fee income and adjusted efficiency ratios are non-GAAP in that they exclude securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. • Return on average tangible common shareholders’ equity is a non-GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans and deposits acquired from Susquehanna. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. Non-GAAP Information A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in BB&T's First Quarter 2016 Quarterly Performance Summary, which is available on BB&T's website at www.bbt.com.

3 2016 First Quarter Performance Highlights1  Net income totaled $527 million2, up 8.0% vs. 1Q15 and 20.0% vs. 4Q15  Diluted EPS totaled $0.67, flat vs. 1Q15 and up 18.9% vs. 4Q15  Adjusted diluted EPS totaled $0.69 excluding merger-related charges; adjusted diluted EPS totaled $0.67 excluding securities gains, energy-related provision in excess of charge-offs and merger-related charges  GAAP ROA was 1.09% and ROTCE was 13.87%  Adjusted ROA3 was 1.12% and adjusted ROTCE3 was 14.24% Earnings1 Loans  Average loans and leases held for investment totaled $134.4 billion in 1Q16  Excluding Residential mortgage and Sales finance, average loans held for investment grew approximately 2.2% annualized vs. 4Q15  Loan growth led by CRE – IPP, Direct retail, Other lending subsidiaries and Dealer floor plan Strategic Highlights 1 Returns and linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders 3 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures 4 Revenues presented on a taxable equivalent basis  Completed acquisition of National Penn Bancshares on April 1  Completed acquisition of Swett & Crawford on April 1 Revenues4  Revenues totaled $2.6 billion, up 10.2% vs. 1Q15 and 4.2% vs. 4Q15  Record net interest income of $1.6 billion, up 16.4% vs. 1Q15 and 6.8% vs. 4Q15  Net interest margin grew to 3.43%, up 8 bps Expenses3  Efficiency improved to 58.3% compared to 58.8% in 4Q15  Noninterest expenses decreased $52 million, or 13.1% annualized  Achieved positive operating leverage

4 Pre-Tax After Tax Diluted EPS Impact Merger-related and restructuring charges $ (23) $ (15) $ (0.02) Securities gains $ 45 $ 28 $ 0.04 Energy-related provision in excess of charge-offs $ (28) $ (17) $ (0.02) Selected Items Affecting Earnings ($ in millions, except per share impact)

5 Loans Balances Reflect Targeted Runoff1  Average loans were down slightly in 1Q16 primarily due to runoff in Residential mortgage, Sales finance and seasonal factors  Excluding Residential mortgage and Sales finance, average loans held for investment grew approximately 2.2% annualized vs. 4Q15  Experienced loan growth vs. 4Q15 in several categories:  Dealer floor plan, up 25.9%  Equipment finance, up 24.7%  Direct retail, up 7.8%  CRE – IPP, up 6.9%  Regional Acceptance, up 1.9% 1 Excludes loans held for sale 2 Other lending subsidiaries consist primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $118.8 $120.0 $130.5 $134.8 $134.4 $100.0 $110.0 $120.0 $130.0 $140.0 1Q15 2Q15 3Q15 4Q15 1Q16 Average Loans Held for Investment ($ in billions) C&I $ 48,013 (0.3)% CRE – IPP 13,490 6.9 CRE – C&D 3,619 (15.7) Dealer floor plan 1,239 25.9 Direct retail lending 11,107 7.8 Sales finance 10,049 (18.5) Revolving credit 2,463 0.8 Residential mortgage 29,864 (6.2) Other lending subsidiaries2 13,439 4.8 Acquired from FDIC and PCI 1,098 10.5 Total $ 134,381 (1.3)% 1Q16 Average Balance 1Q16 v. 4Q15 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions)  2Q16 management expectations  Seasonally stronger organic loan growth of approximately 1% – 3%  Average loans held for investment, including National Penn, are expected to be approximately $141 billion

6 Noninterest-Bearing Deposits Reflect Strong Growth $129.5 $131.9 $143.8 $148.5 $149.9 0.25% 0.24% 0.24% 0.24% 0.25% 0.20% 0.25% 0.30% 0.35% 0.40% $110.0 $120.0 $130.0 $140.0 $150.0 $160.0 1Q15 2Q15 3Q15 4Q15 1Q16 Total Interest-Bearing Deposit Cost  Average total deposits grew $1.4 billion, or 3.7% annualized vs. 4Q15  Personal, up 5.1%  Business, down 9.6%  Public funds, up 39.2%  Average noninterest-bearing deposits grew $379 million, or 3.3% annualized vs. 4Q15  Total deposits averaged $149.9 billion, an increase of $20.3 billion, or 15.7% vs. 1Q15, largely due to acquisitions  2Q16 management expectation  Average deposits, including National Penn, are expected to be approximately $157 billion Average Total Deposits ($ in billions) $39.7 $41.5 $44.2 $45.8 $46.2 $30.0 $34.0 $38.0 $42.0 $46.0 $50.0 1Q15 2Q15 3Q15 4Q15 1Q16 Average Noninterest-Bearing Deposits ($ in billions) Noninterest-bearing deposits $ 46,203 3.3% Interest checking 25,604 24.1 Money market & savings 60,424 (6.6) Subtotal $ 132,231 2.5% Time deposits 16,884 (2.3) Foreign office deposits – Interest- bearing 752 NM Total deposits $ 149,867 3.7% 1Q16 Average Balance 1Q16 v. 4Q15 Annualized Increase (Decrease) Average Deposits ($ in millions)

7 Credit Quality Reflects Energy-Related Actions1  Energy-related credit actions reflect implementation of new industry regulatory guidance and SNC exam results  Net charge-offs of $154 million include $30 million in energy-related losses  Excluding energy-related losses, net charge-offs were 0.37%  Loans 90 days or more past due and still accruing decreased 8.3% vs. 4Q15  Loans 30-89 days decreased 20% vs. 4Q15  NPAs increased 26.8% vs. 4Q15; down slightly excluding energy  Increase driven by $206 million in energy-related nonperforming assets - Excluding energy, NPAs were 0.33% of total assets  2Q16 management expectations  Management expects 2Q16 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range assuming no unexpected impact from spring redeterminations for the energy portfolio 0.40% 0.38% 0.36% 0.34% 0.42% 0.33% 0.00% 0.20% 0.40% 0.60% 1Q15 2Q15 3Q15 4Q15 1Q16 Total Nonperforming Assets as a Percentage of Total Assets Total NPAs Energy-related nonperformers Annualized Net Charge-offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 0.34% 0.33% 0.32% 0.38% 0.37% 0.46% 0.00% 0.20% 0.40% 0.60% 1Q15 2Q15 3Q15 4Q15 1Q16 Net charge-offs Energy-related net charge-offs

8 Energy Portfolio – Manageable Size and Risk Position  No offshore, second lien, mezzanine or equity loans  Utilization rate  51% reserve based lending  43% upstream  42% total portfolio  44% of portfolio is Criticized & Classified  66% of Upstream  Allocated reserves = 8.5%  All nonperforming borrowers are paying as agreed  Approximately 50% of spring redeterminations complete, average commitments down 20%  Coal portfolio = $215 million outstanding, 50% utilization with 15% Criticized & Classified  Allocated reserves = 4.7% Support Services $131 8% Oil and Gas Portfolio $ in millions Midstream $431 27% Upstream $1,021 65% Total $1.6 billion

9 Allowance Coverage Ratios Remain Strong 3.60x 3.71x 3.44x 2.83x 2.40x 2.45x 2.55x 2.49x 2.53x 1.89x 1.00 2.00 3.00 4.00 1Q15 2Q15 3Q15 4Q15 1Q16 ALLL to Net Charge-offs ALLL to NPLs HFI  Coverage ratios remain strong at 2.40x and 1.89x for the allowance to net charge-offs and NPLs, respectively  The ALLL to loans ratio was 1.10%, compared to 1.07% last quarter  Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.17%, compared to 1.15% last quarter ALLL Coverage Ratios

10 Net Interest Margin Increases to 3.43% 3.33% 3.27% 3.35% 3.35% 3.43% 3.18% 3.16% 3.15% 3.12% 3.18% 2.50% 3.00% 3.50% 4.00% 1Q15 2Q15 3Q15 4Q15 1Q16 Reported NIM Core NIM  1Q16 NIM increased 8 bps:  Driven by the increase in interest rates, seasonal factors and stable deposit costs (6 bps)  Duration adjustment on acquired securities (2 bps)  2Q16 management expectations  GAAP net interest margin to decline slightly, assuming no changes in interest rates  Core margin to remain stable  Asset sensitivity unchanged as a result of:  Loan mix changes and increased investment balances  Partially offset by increased net free funds and favorable deposit mix changes Net Interest Margin 1 -0.85% 0.89% 1.64% 2.09% -0.69% 0.78% 1.58% 2.23% -1.00% 0.00% 1.00% 2.00% 3.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 03/31/16 Sensitivities as of 12/31/15 Rate Sensitivities 1 See non-GAAP reconciliations included in the attached Appendix

11 Fee Income Stable vs. 4Q15  Insurance income increased $39 million vs. 4Q15 due to seasonality as higher employee benefits and P&C commissions were partially offset by lower life insurance commissions  Excluding acquisitions and dispositions, insurance income increased 1.9% vs. 1Q15  Mortgage banking income declined $13 million, primarily resulting from lower commercial mortgage fee income as a result of lower volumes  Other income decreased $58 million, primarily due to a $43 million decrease in income related to assets for certain post-employment benefits  Other income also reflects a $14 million decline in client derivative income 45.8% 46.3% 42.1% 41.8% 40.6% 35.0% 40.0% 45.0% 50.0% 1Q15 2Q15 3Q15 4Q15 1Q16 Fee Income Ratio1 1Q16 1Q16 v. 4Q152 Increase (Decrease) 1Q16 v. 1Q15 Increase (Decrease) Insurance income $ 419 41.3% (4.8) % Service charges on deposits 154 (26.8) 6.2 Mortgage banking income 91 (50.3) (17.3) Investment banking and brokerage fees and commissions 97 26.5 3.2 Trust and investment advisory revenues 62 (12.6) 10.7 Bankcard fees and merchant discounts 56 - 12.0 Checkcard fees 45 (17.1) 15.4 Operating lease income 34 12.2 17.2 Income from bank-owned life insurance 31 59.6 3.3 FDIC loss share income, net (60) 61.9 (24.1) Securities gains (losses), net 45 NM NM Other income 42 NM (49.4) Total noninterest income $ 1,016 0.4% 1.9 % Noninterest Income ($ in millions) 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix 2 Linked quarter percentages are annualized  2Q16 management expectations  Total noninterest income to increase approximately 9% – 11%

Noninterest Expense Declines 13.1%



Efficiency Ratio[1]
65.0%
60.0%
55.0%
50.0%
58.5%
59.2%
59.2%
58.8%
58.3%
1Q15
2Q15
3Q15
4Q15
1Q16

- Personnel expense increased $22 million vs. 4Q15 primarily driven by:
  - $34 million increase in payroll taxes, retirement eligible equity-based compensation and 401(k) expenses primarily due to seasonality
  - $10 million in higher pension expense

  Offset by:
  - 311 decline in FTEs
  - $30 million decrease in certain post-employment benefits expense
- Other expense decreased $34 million primarily due to lower operating charge-offs and charitable contributions
- 1Q16 effective tax rate was 30.1%. Management expects the effective tax rate for 2Q16 to be approximately 31%

Noninterest Expense

($ in millions)

		1Q16	1Q16 v. 4Q15[2] Increase (Decrease)	1Q16 v. 1Q15 Increase (Decrease)
Personnel expense	$	915	9.9 %	10.2 %
Occupancy and equipment expense		191	(2.1)	14.4
Software expense		51	(7.7)	15.9
Loan-related expense		32	(54.4)	(15.8)
Outside IT services		41	-	36.7
Professional services		22	(97.1)	(8.3)
Amortization of intangibles		32	-	52.4
Regulatory charges		30	28.7	30.4
Foreclosed property expense		11	-	(15.4)
Merger-related and restructuring charges, net		23	NM	76.9
Loss (gain) on early extinguishment of debt		(1)	NM	NM
Other expense		198	(58.9)	(9.6)
Total noninterest expense	**$**	**1,545**	**(13.1) %**	**8.6 %**

- 2Q16 management expectations
  - Noninterest expense of $1.75 billion, including merger-related charges of $40 - $50 million and the initial expense bases of National Penn and Swett and Crawford
  - Merger-related cost savings expected to accelerate after 3rd quarter systems conversion of National Penn

[1] Excludes certain items as detailed in non-GAAP reconciliation section
[2] Linked quarter percentages are annualized

12

13 Capital and Liquidity Remain Strong 10.5% 10.4% 10.1% 10.3% 10.4% 9.0% 9.5% 10.0% 10.5% 11.0% 1Q15 2Q15 3Q15 4Q15 1Q16  The common equity tier 1 ratio was 10.2% fully phased-in  BB&T’s 1Q16 LCR was 135%  BB&T’s 1Q16 liquid asset buffer was 14.5% (high quality liquid assets as a percentage of total assets)  Issued preferred stock of $465 million at 5.625% to strengthen regulatory capital  Tangible common equity per share was $20.36, up 2.7% vs. 4Q15  2H16 management expectation  In CCAR 2016 a greater priority will be placed on stock repurchases vs. strategic initiatives 1 Current quarter regulatory capital information is preliminary Common Equity Tier 11

Community Banking Segment

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) vs 1Q15
Net Interest Income	$ 919	$ 64	$ 210
Noninterest Income[1]	318	(13)	16
Provision for Credit Losses	(10)	(49)	(23)
Noninterest Expense[2]	759	41	90
Income Tax Expense	178	21	58
Segment Net Income	$ 310	$ 38	$ 101

Highlighted Metrics[6]

($ in billions)

	1Q16	Change: Link[3]	Change: Like
Total Commercial Loans	$46.2	22.0%	20.5%
Direct Retail Lending	$11.1	36.9%	37.2%
Money Market & Savings	$46.5	18.0%	18.7%
Noninterest Bearing Deposits	$42.0	16.2%	18.3%

Comments[6]

- Commercial production[4] increased $80 million, or 2.5%, compared to 1Q15
- Direct Retail Lending production increased $30 million, or 3.5%, compared to 1Q15
- Approximately two-thirds of the net interest income increase compared to 4Q15 attributable to the Susquehanna acquisition
- Noninterest expense increased compared to 4Q15 primarily due to the Susquehanna acquisition
- Completed acquisition of National Penn effective April 1, 2016. Systems conversion is expected in the 3rd quarter of 2016
  - National Penn adds $6.2 billion in loans and $6.6 billion in deposits[5]

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan
5 Balances are as of March 31, 2016 and exclude any purchase accounting adjustments

6 Community Bank's financial results for 1Q16 include the full quarter's impact of the Susquehanna branch performance with the prior quarter's results reflecting the financial impact from the system conversion date of November 9th. Prior to conversion the banking performance was included in Other, Treasury & Corporate segment.

14

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) vs 1Q15
Net Interest Income	$ 105	$ (6)	$ (4)
Noninterest Income[1]	71	(8)	(14)
Provision for Credit Losses	11	3	23
Noninterest Expense[2]	102	(1)	(1)
Income Tax Expense	24	(6)	(15)
Segment Net Income	$ 39	$ (10)	$ (25)

Highlighted Metrics

($ in billions)

	1Q16	Change: Link[4]	Change: Like
Retail Originations	$ 1.4	(13.5%)	(20.6%)
Correspondent Purchases	$ 2.2	14.4%	(3.3%)
Total Production	$ 3.6	1.9%	(10.7%)
Loan Sales	$ 2.5	(19.2%)	(10.7%)
Loans Serviced for others (EOP)	$ 90.5	(2.6%)	1.5%

Comments[4]

- Production mix was 55% purchase / 45% refinance in 1Q16 vs. 58% / 42% in 4Q15
- Decrease in net interest income vs. 4Q15 driven by lower interest rates on new loans, partially offset by growth in loans held for investment attributable to Susquehanna
- Noninterest income decreased vs. 4Q15 due to lower net servicing fee income and production-related revenues
- Credit quality[3]
  - 30+ days and still accruing delinquency of 2.49%
  - Nonaccruals of 0.54%
  - Net charge-offs of 0.09%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

15

Dealer Financial Services Segment

BB&T

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) vs 1Q15
Net Interest Income	$ 189	$ (3)	$ 14
Noninterest Income[1]	1	1	1
Provision for Credit Losses	76	(1)	15
Noninterest Expense[2]	46	(3)	5
Income Tax Expense	26	1	(2)
Segment Net Income	$ 42	$ 1	$ (3)

Highlighted Metrics

($ in billions)

	1Q16	Change: Link[4]	Change: Like
Retail Loan Production	$ 0.9	(2.0%)	(26.4%)
Loan Yield	6.48%	(0.09%)	0.02%
Operating Margin[3]	75.8%	1.3%	(0.8%)
Net Charge-offs	1.94%	(0.08%)	0.36%

Comments[4]

- Asset quality exhibited strong performance compared to industry norms
  - Regional Acceptance 1Q16 net charge-offs of 7.9%
  - Prime Auto net charge-offs of 0.16%
- Prime Auto new production yields improved by 32 basis points over 4Q15
- Dealer Floor Plan production remains strong
  - 1Q16 production up $65 million over 4Q15
- Regional Acceptance generated stable loan growth
  - Average loans increased 4.6% vs 1Q15 to $3.3 billion
  - Origination terms stable, maximum term of 72 months
  - Program changes over last two years steadily reduced the maximum permitted origination LTV
- Delinquencies improved approximately 28% vs. 4Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

16

Specialized Lending Segment

BB&T

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) vs 1Q15
Net Interest Income	$ 110	$ (3)	$ 18
Noninterest Income[1]	65	(6)	4
Provision for Credit Losses	18	6	6
Noninterest Expense[2]	84	(4)	11
Income Tax Expense	17	(4)	2
Segment Net Income	$ 56	$ (7)	$ 3

Highlighted Metrics

($ in billions)

	1Q16	Change[5] Link[4]	Change[5] Like
Loan Originations	$ 3.5	(25.5%)	(4.0%)
Loan Yield	4.88%	0.03%	0.20%
Operating Margin[3]	52.0%	(0.2%)	(0.3%)
Net Charge-offs	0.37%	0.08%	0.13%

Comments[4]

- Sheffield Financial's loan growth continues to be solid
  - Average loans increased 14.4% vs. 1Q15
  - Production increased 46.1% vs. 1Q15
- Grandbridge average Loans Held For Investment increased 49.5% compared to 4Q15 and 79.8% compared to 1Q15
- Equipment Finance's loan growth continues to be solid
  - Average loans increased 24.7% vs. 4Q15 and 13.8% vs. 1Q15
- Link quarter decline in loan originations largely due to seasonality in Grandbridge and Equipment Finance

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales
5 During the first quarter of 2016, the asset-based lending group was moved to Community Banking, and the supply-chain lending responsibility was moved to the Financial Services segment. prior period amounts have been retrospectively adjusted for the loan transfer

17

Insurance Holdings Segment

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) 1Q15
Net Interest Income	$ 1	$ (1)	$ (2)
Noninterest Income[1]	421	33	(21)
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	338	7	(1)
Income Tax Expense	31	8	(3)
Segment Net Income	$ 53	$ 17	$ (19)

Highlighted Metrics

($ in millions)

	1Q16	Change: Link[4]	Change: Like
Noninterest Income	$ 421	34.2%	(4.8%)
Total Agencies[3]	199	2	1
EBITDA Margin[5]	24.3%	5.0%	(0.8%)

Comments[4]

- Higher noninterest income vs 4Q15 primarily due to seasonality in employee benefits commissions
- Lower noninterest income vs. 1Q15 due to the sale of American Coastal in 2Q15
- Insurance Holdings generated the following insurance commission and fee revenue[6] growth vs 1Q15
  - 2.0% for Retail / 4.6% for Wholesale
  - 3.3% for total Insurance Holdings
- Organic growth in commission and fee revenue of 1.9% vs 1Q15
- BB&T completed its acquisition of the U.S. operations of Swett & Crawford on April 1, a wholesale commercial insurance broker expected to add approximately $160 million in revenue in 2016 and approximately $140 million in expenses

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and $5.2 million of merger related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 Excludes American Coastal and merger related and restructuring charges
6 Excludes American Coastal

18

Financial Services Segment

BB&T

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	1Q16	Inc/(Dec) vs 4Q15	Inc/(Dec) vs 1Q15
Net Interest Income	$ 150	$ 5	$ 29
Noninterest Income[1]	200	(21)	(5)
Provision for Credit Losses	90	92	66
Noninterest Expense[2]	219	16	22
Income Tax Expense	15	(47)	(24)
Segment Net Income	$ 26	$ (77)	$ (40)

Highlighted Metrics

($ in billions)

	1Q16	Change Link[4]	Change Like
Average Loan Balances	$ 15.2	13.8%	23.3%
Average Deposits	$ 29.0	(12.2%)	5.1%
Total Invested Assets	$ 131.9	3.9%	8.3%
Invested Assets Noninterest Income ($ in millions)	$ 130.1	(3.0%)	4.9%
Operating Margin[3]	37.4%	(7.1%)	(2.1%)

Comments[4]

- Corporate Banking's loan growth continued to be strong
  - 14.9% loan growth vs. 4Q15
  - 23.9% loan growth vs. 1Q15
- BB&T Wealth generated strong loan and deposit growth
  - 6.4% loan growth and 28.9% transaction deposit growth vs. 4Q15
  - 21.3% loan growth and 16.0% transaction deposit growth vs. 1Q15
- Decrease in noninterest income vs. 4Q15 driven by client derivatives, Investment Advisory and SBIC partnership income
- Provision increase primarily attributable to the energy portfolio

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

19

20

21

Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015
Selected Capital Information					
Risk-based capital:			Basel III		
Common equity tier 1	$ 17,320	$ 17,081	$ 16,822	$ 16,031	$ 15,755
Tier 1	20,372	19,682	19,422	18,633	18,320
Total	24,353	23,753	23,612	21,896	21,654
Risk-weighted assets[2]	166,575	166,611	165,990	154,493	150,092
Average quarterly tangible assets	202,199	201,541	195,623	182,444	180,790
Risk-based capital ratios:					
Common equity tier 1	10.4%	10.3%	10.1%	10.4%	10.5%
Tier 1	12.2	11.8	11.7	12.1	12.2
Total	14.6	14.3	14.2	14.2	14.4
Leverage capital ratio	10.1	9.8	9.9	10.2	10.1
Equity as a percentage of total assets	13.3	13.0	13.1	13.2	13.1
Common equity per common share	$ 32.14	$ 31.66	$ 31.56	$ 30.64	$ 30.48
Selected non-GAAP Capital Information[3]					
Tangible common equity as a percentage of tangible assets	7.8%	7.7%	7.7%	8.1%	8.0%
Tangible common equity per common share	$ 20.36	$ 19.82	$ 19.77	$ 20.21	$ 20.13

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

22

Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015
Calculations of tangible common equity, tangible assets and related measures[2]:					
Total shareholders' equity	$ 28,239	$ 27,340	$ 27,264	$ 25,132	$ 24,738
Less:					
Preferred stock	3,054	2,603	2,603	2,603	2,603
Noncontrolling interests	39	34	40	52	96
Intangible assets	9,215	9,234	9,198	7,655	7,480
Tangible common equity	$ 15,931	$ 15,469	$ 15,423	$ 14,822	$ 14,559
Total assets	$ 212,405	$ 209,947	$ 208,809	$ 191,017	$ 189,228
Less:					
Intangible assets	9,215	9,234	9,198	7,655	7,480
Tangible assets	$ 203,190	$ 200,713	$ 199,611	$ 183,362	$ 181,748
Tangible common equity as a percentage of tangible assets	7.8%	7.7%	7.7%	8.1%	8.0%
Tangible common equity	$ 15,931	$ 15,469	$ 15,423	$ 14,822	$ 14,559
Outstanding shares at end of period (in thousands)	782,379	780,337	780,150	733,481	723,159
Tangible common equity per common share	$ 20.36	$ 19.82	$ 19.77	$ 20.21	$ 20.13

1 Current quarter regulatory capital is preliminary

2 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

23

Non-GAAP Reconciliations1 24 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 Efficiency and Fee Income Ratios 2016 2015 2015 2015 2015 Efficiency ratio - GAAP 59.8% 62.4% 64.1% 69.8% 60.7% Effect of securities gains (losses), net 1.1 - - - - Effect of merger-related and restructuring charges, net (0.9) (1.9) (3.1) (1.1) (0.5) Effect of loss on sale of American Coastal - - - (0.8) - Effect of loss on early extinguishment of debt - - - (7.1) - Effect of FDIC loss share accounting - - - (0.1) (0.1) Effect of foreclosed property expense (0.4) (0.4) (0.6) (0.6) (0.6) Effect of amortization of intangibles (1.3) (1.3) (1.2) (0.9) (1.0) Efficiency ratio - reported 58.3% 58.8% 59.2% 59.2% 58.5% Fee Income ratio - GAAP 39.3% 39.7% 39.7% 43.0% 42.5% Effect of securities gains (losses), net (1.1) - - - - Effect of loss on sale of American Coastal - - - 0.6 - Effect of FDIC loss share accounting 2.4 2.1 2.4 2.7 3.3 Fee Income ratio - reported 40.6% 41.8% 42.1% 46.3% 45.8%

25 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. Non-GAAP Reconciliations1 (Dollars in millions) Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 2015 Return on Average Tangible Common Shareholders' Equity 2016 2015 2015 2015 Net income available to common shareholders $ 527 $ 502 $ 492 $ 454 $ 488 Plus: Amortization of intangibles, net of tax 20 21 18 14 13 Tangible net income available to common shareholders $ 547 $ 523 $ 510 $ 468 $ 501 Average common shareholders' equity $ 25,076 $ 24,736 $ 23,957 $ 22,210 $ 21,883 Less: Average intangible assets 9,226 9,224 8,666 7,496 7,366 Average tangible common shareholders' equity $ 15,850 $ 15,512 $ 15,291 $ 14,714 $ 14,517 Return on Average Tangible Common Shareholders' Equity 13.87% 13.37% 13.23% 12.76% 14.00%

Non-GAAP Reconciliations[1]

	Quarter Ended				
Reported net interest margin vs. core net interest margin	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015
Reported net interest margin - GAAP	3.43%	3.35%	3.35%	3.27%	3.33%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.06)	(0.03)	(0.04)	(0.04)	(0.06)
Effect of loans acquired from FDIC and PCI	(0.11)	(0.11)	(0.07)	(0.08)	(0.10)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna	(0.06)	(0.07)	(0.08)	-	-
Adjustments to interest expense:					
Effect of purchase accounting marks on time deposits assumed from Susquehanna	(0.02)	(0.02)	(0.01)	-	-
Effect of interest expense related to acquired assets	-	-	-	0.01	0.01
Core net interest margin	3.18%	3.12%	3.15%	3.16%	3.18%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and purchased credit impaired ("PCI") loans acquired from Susquehanna. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans and deposits acquired from Susquehanna. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets

26

Non-GAAP Reconciliations1 27 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. (Dollars in millions) Adjusted return on average assets Net income $570 Plus: merger-related and restructuring charges, net of tax 15 Adjusted net income $585 Average assets $210,102 Plus: impact of merger-related and restructuring charges, net of tax 8 Adjusted average assets $210,110 Return on average assets (excluding merger-related and restructuring charges), as adjusted 1.12% For the Quarter Ended March 31 2016

Non-GAAP Reconciliations1 28 (Dollars in millions) 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Adjusted return on average tangible common shareholders’ equity Net Income Available to Common Shareholders $527 Plus: Amortization of intangibles, net of tax 20 Merger-related and restructuring charges, net of tax 15 Adjusted tangible net income available to common shareholders $562 Average common shareholders' equity $25,076 LESS: Average intangible assets 9,226 PLUS: Average merger-related and restructuring charges, net of tax 8 Adjusted average tangible shareholders' equity $15,858 Adjusted return on average tangible common shareholders' equity 14.24% For the quarter ended March 31 2016